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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2001, relating to the consolidated financial statements which appears in the 2000 Annual Report to Shareholders of VF Corporation, which is incorporated by reference in the VF Corporation Annual Report on Form 10-K for the year ended December 30, 2000. We also consent to the incorporation by reference of our report dated February 1, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

AUGUST 10, 2001